UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 15, 2024

Keros Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39264	81-1173868
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1050 Waltham Street, Suite 302 Lexington, Massachusetts		02421
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 314-6297

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	KROS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2024, Keros Therapeutics, Inc. (the “Company”) announced that Yung H. Chyung, M.D., has been appointed to serve as the Company’s Chief Medical Officer, effective as of November 1, 2024, succeeding Simon Cooper, M.B.B.S, in such role.

Dr. Chyung, age 49, is joining the Company after most recently serving as the Executive Vice President and Chief Medical Officer of Tourmaline Bio, Inc. from August 2022 to October 2024. From February 2016 to June 2022, Dr. Chyung served as the Chief Medical Officer of Scholar Rock Holding Corporation. Dr. Chyung received an A.B. in Biochemical Sciences from Harvard College and earned his M.D. from Harvard Medical School. Dr. Chyung completed his internal medicine residency and allergy and immunology fellowship at Massachusetts General Hospital.

In connection with Dr. Chyung’s employment, the Company entered into an employment agreement, dated October 15, 2024 (the “Chyung Employment Agreement”), which sets forth certain terms of Dr. Chyung’s employment, effective November 1, 2024 (the “Start Date”).

Pursuant to the Chyung Employment Agreement, Dr. Chyung serves as the Company’s Chief Medical Officer as of the Start Date. The employment of Dr. Chyung is “at will” and the Chyung Employment Agreement continues until terminated by either party.

Pursuant to the terms of the Chyung Employment Agreement, Dr. Chyung is entitled to an initial annual base salary of $510,000 and an annual discretionary bonus with a target amount equal to 40% of his annual base salary. In addition, Dr. Chyung is eligible to receive a stock option to purchase up to 110,000 shares of the Company’s common stock, at an exercise price per share to be equal to the closing price of the Company’s common stock as reported by the Nasdaq Global Market on the grant date. This option shall vest as follows: 25% of the shares subject to the option vest on the first anniversary of the vesting commencement date and 6.25% of the shares subject to the option vest at the end of each successive three (3) month period following the first anniversary of the vesting commencement date until the fourth anniversary of the vesting commencement date, subject to continued employment in accordance with the terms and conditions of the Company’s 2020 Equity Incentive Plan, as may be amended, and the applicable stock option agreements.

Dr. Chyung is eligible to participate in the employee benefit plans generally available to the Company’s employees, and is subject to customary confidentiality covenants, as well as a non-competition and non-solicitation covenant for a period of 12 months following his termination of employment.

Dr. Chyung is entitled to certain severance benefits, subject to specific requirements, including signing and not revoking a separation agreement and release of claims. Cause, change of control, disability and good reason are defined in the Chyung Employment Agreement.

In the event Dr. Chyung is terminated by the Company involuntarily without cause (and not due to death or disability) or he resigns for good reason, in each case, not in connection with a change of control, then Dr. Chyung is entitled to cash severance equal to continued base salary payments for nine months and payment of COBRA premiums for up to nine months.

If immediately before or within 12 months following a change of control, Dr. Chyung is terminated by the Company or successor involuntarily without cause (and not due to death or disability) or he resigns for good reason, Dr. Chyung is entitled to the following: (a) cash severance equal to continued base salary payments for 12 months; (b) acceleration of all of his unvested and outstanding equity awards; (c) a lump sum payment equal to 100% of his target bonus for the year of termination and (d) payment of COBRA premiums for up to 12 months.

There are no arrangements or understandings between Dr. Chyung and any other person pursuant to which Dr. Chyung was selected as the Company’s Chief Medical Officer. Other than with respect to the Chyung Employment Agreement, there are no transactions to which the Company is a party and in which Dr. Chyung has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Dr. Chyung has not previously held any positions with the Company and has no family relations with any directors or executive officers of the Company.

The foregoing description of the Chyung Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Chyung Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with his appointment as Chief Medical Officer, the Company will enter into its standard form of indemnification agreement with Dr. Chyung. The indemnification agreement will provide, among other things, that the Company will indemnify Dr. Chyung for certain expenses, including damages, judgments, fines, penalties, settlements and costs and attorneys’ fees and disbursements, incurred in any claim, action or proceeding arising in his capacity as an executive officer or in connection with service at the Company’s request for another corporation or entity. The indemnification agreement will provide, among other things, that the Company will indemnify Dr. Chyung for certain expenses, including damages, judgments, fines, penalties, settlements and costs and attorneys’ fees and disbursements, incurred in any claim, action or proceeding arising in his capacity as an executive officer or in connection with service at the Company’s request for another corporation or entity.

Item 8.01 Other Events.

On October 16, 2024, the Company issued a press release concerning the appointment of Dr. Chyung, M.D., as the Company’s Chief Medical Officer, effective as of the Start Date.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description
99.1	Press release dated October 16, 2024.
10.1	Employment Agreement by and between Keros Therapeutics, Inc. and Yung H. Chyung, dated as of October 15, 2024, effective as of November 1, 2024.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEROS THERAPEUTICS, INC.

By:	/s/ Jasbir Seehra
Jasbir Seehra, Ph.D. Chief Executive Officer
Dated: October 16, 2024